EXHIBIT 4(A) Specimen certificate for shares of common stock

    Number                                                      Shares
     ____                   Dataram Corporation                  _____

           Incorporated Under the Laws of the State of New Jersey

  Common Stock                                                Common Stock
                                                           CUSIP 238108 20 3

     THIS IS TO CERTIFY THAT                           XXXXX_____XXXXXXX
                                                       XXXXXX_____XXXXXX
                                                       XXXXXXX_____XXXXX
          [name]                                       XXXXXXXX_____XXXX
          [address]                                    XXXXXXXXX_____XXX
                                                       XXXXXXXXXX_____XX

Is the owner of  __________

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
                     $1.00 PAR VALUE PER SHARE, OF

                            Dataram Corporation

transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.
     This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, of the Corporation (a copy of which is on file with the Transfer Agent) to all of which the holder of this certificate, by acceptance hereof, assents.
     This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     Witness the facsimile signatures of its duly authorized officers.

Dated:  [date]

       /s/ John H. Freeman                          /s/ Thomas J. Bitar
     Chairman & Chief Executive Officer                 Secretary